THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.                                 Delinquencies Revised 5/30/96
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-A

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.06 OF THE POOLING AND SERVICING AGREEMENTS DATED JANUARY 1, 1996
CUSIP #126691

                           Distribution Date 05/25/96

4.06(i)Reduction of the Stated Amount of Certificates                     SINGLE            TOTAL
                                                                          CERTIFICATE       AMOUNT
             Class A-1 Certificates.                 PZ1                       $9.80610167    $733,682.72
             Class A-2 Certificates.                 QA5                       $8.03817967     $98,765.11
             Class A-3 Certificates.                 QB3                      $14.62175982    $296,295.34
             Class A-4 Certificates.                 QC1                       $0.00000000          $0.00
             Class A-5 Certificates.                 QD9                       $0.00000000          $0.00
             Class A-6 Certificates.                 QE7                       $0.00000000          $0.00
             Class A-7 Certificates.                 QF4                       $0.00000000          $0.00
             Class X Certificates.                   QHO                      N/A                   $0.00
             Class A-R Certificates.                 QG2                       $9.80610167          $0.98
             Class B-1 Certificates.                 QJ6                       $0.58344255      $5,031.03
             Class B-2 Certificates.                 QK3                       $0.58344255      $1,916.61
             Class B-3 Certificates.                 QL1                       $0.58344255      $1,197.81
             Class B-4 Certificates.                                           $0.58344255        $574.69
             Class B-5 Certificates.                                           $0.58344255        $287.64
             Class B-6 Certificates.                                           $0.58344255        $575.09

                                                      Total Amount                          1,138,327.02

Aggregate amount of any Principal Prepayments                                               1,046,492.91

4.06(ii) Amount of distribution representing interest.                    SINGLE                 TOTAL
                                                                          CERTIFICATE            AMOUNT
             Class A-1 Certificates.                                              $5.47438069      $409,587.69
             Class A-2 Certificates.                                              $5.53909553       $68,058.87
             Class A-3 Certificates.                                              $5.29810338      $107,360.77
             Class A-4 Certificates.                                              $5.83333333      $136,791.67
             Class A-5 Certificates.                                              $0.00000000            $0.00
             Class A-6 Certificates.                                              $5.83333333       $54,010.83
             Class A-7 Certificates.                                              $5.83333333       $42,799.17
             Class X Certificates.                                                $1.15626853      $189,908.77
             Class A-R Certificates.                                              $5.47438069            $0.55
             Class B-1 Certificates.                                              $5.82337446       $50,214.96
             Class B-2 Certificates.                                              $5.82337446      $ 19,129.79
             Class B-3 Certificates.                                              $5.82337446       $11,955.39
             Class B-4 Certificates.                                              $5.82337446        $5,736.02
             Class B-5 Certificates.                                              $5.82337446        $2,870.92
             Class B-6 Certificates.                                              $5.82337446        $5,740.05

                                                      Total Amount                                1,104,165.44

4.06(iii) Unpaid Interest Shortfall                             0.00

4.06(iv)   Stated Amount of Certificates after this Distribution
                                                     ORIGINAL             SINGLE                TOTAL
                                                     BALANCE              CERTIFICATE           AMOUNT
             Class A-1 Certificates.                  $74,819,000.00            $928.65915967    $69,481,349.67
             Class A-2 Certificates.                  $12,287,000.00            $941.52105373    $11,568,469.19
             Class A-3 Certificates.                  $20,264,000.00            $893.62453422    $18,108,407.56
             Class A-4 Certificates.                  $23,450,000.00          $1,000.00000000    $23,450,000.00
             Class A-5 Certificates.                     $402,000.00          $1,000.00000000       $402,000.00
             Class A-6 Certificates.                   $9,259,000.00          $1,000.00000000     $9,259,000.00
             Class A-7 Certificates.                   $7,337,000.00          $1,000.00000000     $7,337,000.00
             Class X Certificates.                    $164,242,792.00           $949.77311157   $155,993,387.61
             Class A-R Certificates.                          $100.00           $928.65915967            $92.87
             Class B-1 Certificates.                    $8,623,000.00           $997.7093214      $8,603,247.48
             Class B-2 Certificates.                    $3,285,000.00           $997.70932194     $3,277,475.12
             Class B-3 Certificates.                    $2,053,000.00           $997.70932194     $2,048,297.24
             Class B-4 Certificates.                      $985,000.00           $997.70932194       $982,743.68
             Class B-5 Certificates.                      $493,000.00           $997.70932194       $491,870.70
             Class B-6 Certificates.                      $985,692.00           $997.70932194       $983,434.10

                                            Total Amount                                      155,993,387.60

4.06(v) The Pool Stated Principal  Balance for the following  Distribution  Date
                                                                $155,993,387.61

4.06(vi)      Senior Percentage for this Distribution Date       89.5650275171%
              Subordinated Percentage for this Distribution Date 10.4349724829%

4.06(vii) Amount of the Master  Servicing Fees paid to or retained by the Master
     Servicer with respect to such Distribution Date                      0.00

4.06(viii) Pass-Through Rate and for each Class of Certificates
              Class A-1 Certificates.                         7.00000000%
              Class A-2 Certificates.                         7.00000000%
              Class A-3 Certificates.                         7.00000000%
              Class A-4 Certificates.                         7.00000000%
              Class A-5 Certificates.                         0.00000000%
              Class A-6 Certificates.                         7.00000000%
              Class A-7 Certificates.                         7.00000000%
              Class X Certificates.                           1.45031527%
              Class A-R Certificates.                         7.00000000%
              Class B-1 Certificates.                         7.00000000%
              Class B-2 Certificates.                         7.00000000%
              Class B-3 Certificates.                         7.00000000%
              Class B-4 Certificates.                         7.000000000%
              Class B-5 Certificates.                         7.00000000%
              Class B-6 Certificates.                         7.00000000%

4.06(ix) Amount of Advances  included in the  distribution on such  Distribution
         Date                                                         73,511.89

          Aggregate  amount of Advances  outstanding as of the close of business
          on such Distribution Date.                                  84,932.56

4.06(x) The number and aggregate principal amounts of Mortgage Loans delinquent

        30 to 59 days              62               $7,811,267.10
        60 to 89 days              8                $1,152,970.16
        90 or more                 1                  $110,079.70

     The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent

         30 to 59 days              62               $7,811,267.10
         60 to 89 days              8                $1,152,970.16
         90 or more                 63               $7,768,265.81

4.06(xi)

4.06(xii)     Loan number and Stated Principal Balance of any Mortgage loan that became a REO Property during the preceding calendar month.

4.06(xiii)    Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date.

4.06(xiv)     Senior Prepayment Percentage                      100.0000000000%

4.06(xv) Aggregate amount of Realized Losses incurred during the preceding calendar month.

4.06(xvi)     Special Hazard Loss Coverage Amount                 1,984,338.72
              Required Fraud Loss Coverage                        4,927,284.00
              Current Bankruptcy Amount                             125,000.00

4.06(xvii) Guaranteed Distributions paid for such Distribution Date on Class A-4

4.06(xviii) Amount of withdrawal from Reserve Fund since prior Distribution Date

                       Class A-4                                    0.00

4.06(xix)     Amount remaining in Reserve Fund after Withdrawn Amounts for

                        Class A-4                               45,000.00